UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2006

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.                                              Amendments to the Registrant’s Code of Ethics, or Waiver of Provision of the Code of Ethics.

(a)

On January 26, 2006, the Board of Directors of Ceridian Corporation (the “Company”) amended its Code of Conduct (the “Code”), which applies to all officers, employees and directors of the Company.

The revisions consist of a number of technical and non-substantive amendments to clarify certain sections of the Code.  In addition, the revisions include the following:

•                  Requiring timely raising of ethical questions or concerns

•                  Eliminating reference to the permissibility of making back-up copies of software

•                  Clarifying that the use of Ceridian confidential information for one’s own advantage and supervising the work of someone with whom you are in a romantic relationship are conflicts of interest

•                  Stating that individuals must comply with business unit policies on travel and expense

The amended Code has been posted on the corporate governance web page of the Company’s website at www.ceridian.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Dated: January 30, 2006